Exhibit 99.1

Aravive Announces Board Member Transition to Advisory Role

Houston, TX, December 31, 2020 – Aravive, Inc. (Nasdaq: ARAV), a clinical-stage oncology company developing transformative therapeutics, today announced that Dr. Ray Tabibiazar will be stepping down from the Aravive Board of Directors but will remain an advisor to the company, effective December 31, 2020. This transition will allow Dr. Tabibiazar to focus on a new venture.

Dr. Tabibiazar co-founded private Aravive Biologics and served as the Chairman of its board of directors and as President and Chief Executive Officer from its inception to April 2017 and as Executive Chairman from May 2017 until October 2018. During that time, he led Aravive Biologics through a reverse merger with Versartis, Inc., to form the combined company, Aravive, Inc. Dr. Tabibiazar remained on the Board of Aravive, Inc. since October 2018.

"On behalf of my fellow directors, the company's management team, and shareholders, I'd like to thank Ray for the significant contributions he made to the company as co-founder, CEO, and most recently during his service on Aravive’s Board," said Fred Eshelman, Pharm.D., Chairman of the Board of Directors. "Ray’s dedication to ensure AVB-500 reaches patients quickly has helped advance our lead program and we wish him the best in his future endeavors."

Dr. Tabibiazar commented, “Aravive’s AVB-500 is a very promising biologic drug with tremendous potential to become a mainstay treatment in several cancers including ovarian and renal, readily combinable with any standard of care therapy given its differentiated mechanism of action and exquisite safety profile. Aravive is in great position as it advances AVB-500 through the planned registrational study and is tested in additional indications.”

About Aravive

Aravive, Inc. is a clinical-stage oncology company developing transformative therapeutics designed to halt the progression of life-threatening diseases. Aravive’s lead therapeutic, AVB-500, is an ultra-high affinity decoy protein that targets the GAS6-AXL signaling pathway associated with tumor cell growth. Aravive recently successfully completed a Phase 1b trial of AVB-500 in platinum resistant ovarian cancer and selected 15 mg/kg as the dose for the Phase 3 trial. While the Phase 1b trial of AVB-500 in platinum resistant ovarian cancer was a safety trial and not powered to demonstrate efficacy, all 5 patients in the 15 mg/kg cohort experienced clinical benefit, with 1 complete response, 2 partial responses, and 2 stable disease. The Company has initiated and is recruiting for its Phase 1b/2 trial in patients with clear cell renal cell carcinoma. For more information, please visit www.aravive.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions and includes  statements regarding plans to evaluate AVB-500 in a Phase 1b/ 2 trial in patients with clear cell renal cell carcinoma Forward-looking statements are based on current beliefs and assumptions, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement as a result of various factors, including, but not limited to, risks and uncertainties related to: our ability to initiate a Phase 1b/Phase 2 trial of AVB-500 in clear cell renal cell carcinoma as planned, the impact of COVID-19 on the Company's clinical strategy, clinical trials, supply chain and fundraising, the Company's ability to expand development into additional oncology indications, the Company's dependence upon AVB-500, AVB-500's ability to have favorable results in clinical trials and ISTs, the clinical trials of AVB-500 having results that are as favorable as those of preclinical and clinical trials, the ability to receive regulatory approval, potential delays in the Company's clinical trials due to regulatory requirements or difficulty identifying qualified investigators or enrolling patients especially in light of the COVID-19 pandemic; the risk that AVB-500 may cause serious side effects or have properties that delay or prevent regulatory approval or limit its commercial potential; the risk that the Company may encounter difficulties in manufacturing AVB-500; if AVB-500 is approved, risks associated with its market acceptance, including pricing and reimbursement; potential difficulties enforcing the Company's intellectual property rights; the Company's reliance on its licensor of intellectual property and financing needs. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, recent Current Reports on Form 8-K and subsequent filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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